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                        CONSENT OF INDEPENDENT ACCOUNTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated June 6, 1997, on our audits of the financial statements of The Staluppi Automotive Group. We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.
Princeton, New Jersey
November 20, 1997